Exhibit 99.2

AUGUST 11, 2022 / 8:30PM GMT, Q2 2022 LogicMark Inc Earnings Call

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q2 2022 LogicMark Inc Earnings Call EVENT DATE/TIME: AUGUST 11, 2022 / 8:30PM GMT

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 11, 2022 / 8:30PM GMT, Q2 2022 LogicMark Inc Earnings Call

CORPORATE PARTICIPANTS

Chia-Lin Simmons LogicMark, Inc. - President, CEO, Secretary & Director

Mark J. Archer LogicMark, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

Unidentified Analyst -

Louie Toma -

PRESENTATION

Operator

Good day. My name is Chantel, and I'll be your conference operator today. At this time, I would like to welcome everyone to the LogicMark second quarter financial results And corporate update conference call. (Operator Instructions)

I would now like to turn the call over to Louie Toma from CORE IR, the company's Investor Relations firm.

Louie Toma -

Good afternoon, and thank you for participating in today's conference call. Joining me from LogicMark's leadership team are Chia-Lin Simmons, Chief Executive Officer; and Mark Archer, Chief Financial Officer.

During this call, management will be making forward-looking statements, including statements that address LogicMark's expectations for future performance or operational results. These forward-looking statements involve risks and other factors that may cause actual results to differ materially from those statements. For more information about these risks, please refer to the risk factors described in LogicMark's most recently filed annual report on Form 10-K and subsequent periodic reports filed with the SEC and LogicMark's press release that accompanies this call, particularly the cautionary statements in it. Content on this call contains sensitive tentative information that is accurate only as of today, August 11, 2022.

Except as required by law, LogicMark disclaims any obligation to publicly update or revise any information to reflect events or circumstances that occur after this call.

It is now my pleasure to turn the call over to the company's CEO, Chia-Lin Simmons.

Chia-Lin Simmons LogicMark, Inc. - President, CEO, Secretary & Director

Thank you, Louie. Welcome, everyone, and thanks for joining us. The second quarter was another success as we grew our revenues by 21% over the prior year quarter while continuing to execute on our strategy of building solutions that address the growing care economy. Our relationship with the Veterans Health Administration remains solid, contributing to our healthy sales growth. As an approved GSA vendor, we've had the opportunity to generate additional governmental-related business at the federal, state and local agency level, increasing our sales opportunity to drive future revenue growth.

In July, we launched a new direct-to-consumer sales channel through our newly designed website where consumers can buy products directly from LogicMark. This launch opens up the new D2C sales channel that I have talked about in past calls, and expand our market opportunity.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 11, 2022 / 8:30PM GMT, Q2 2022 LogicMark Inc Earnings Call

Currently, the website includes several products for sale, including our Guardian alerts, Guardian Alert 911, Freedom Alert models as well as various related accessories. We will be adding new products as they become available. This new channel will enable us to establish deeper connections with our end customers by being directly involved in product sales. This direct relationship will provide the opportunity to sell additional products and accessories, and should positively impact future revenue growth and profits.

Recently, we added 2 senior sales professionals, and upgraded our sales leadership, beefing up our investments in this important area. As we establish our product road map, having a solid sales infrastructure will be critical in successfully getting these products to market. This investment will establish a foundation to support strong revenue growth over time. Given the current market dynamics, we are in a position to capitalize on some very strong market trends.

Here are a few. We're currently in the midst of a silver tsunami with 10,000 baby boomers turning 65 daily, the demand for technology that supports the growing care economy is increasingly -- increasing rapidly. The expected CAGR of this total aging in place market is 13%. In the total care economy, that is about $24 billion. Research has shown that 90% of people that are over 50 want to age in peace, setting the stage for strong demand for years to come. Our mission is to protect the personal experience of living life to the fullest.

At LogicMark, we don't believe that aging is a (inaudible). We believe aging is a gift to be enjoyed and relished. Our job is to remove the worry of aging independently for everyone involved by providing a direct connection to the loved ones, and the help that they need. We're excited about this opportunity and continue to work hard to provide new innovation, innovative solutions that address the care economy. We look forward to updating you with new announcements as we progress with these initiatives. Since joining the company in June of last year, my mission has been to position LogicMark for success. We have set and shared our objectives, and have established a track record of successfully achieving those goals. One, my first goal was to improve the financial condition of the company and execute to drive substantial revenue growth; two, we have established a new direct-to-consumer channel to drive additional sales opportunities, and have begun to build a new sales team; three, we have improved corporate governance and cost management; fourth, we have expanded our intellectual property portfolio and also added experienced personnel to our management team and our Board of Directors. These accomplishments highlight that we are successfully executing on our strategy, building credibility with our stakeholders and laying a solid foundation to launch new products.

We are excited about the progress that we have made to date that have just started to scratch the surface. I'll now pause and ask Mark Archer to discuss our second quarter financial results, and then I'll return to provide some closing remarks.

Mark J. Archer LogicMark, Inc. - CFO

Well, thank you, Chia-Lin. Here are the financial results for the second quarter ended June 30, 2022. Revenue was $3.4 million, up 21% over the year ago period driven by improved sales to VA hospitals and clinics and from replacement sales of our 4G Guardian Alert 911+ device due to sunsetting of our previous 3G model. We believe these replacement sales opportunities were mostly finished at the end of this quarter.

Gross profit was $2 million, up 17% from the same quarter last year. Gross margin was 59% compared to 61% in the same quarter last year. The lower gross margin this quarter was a result of a product mix shift to the lower-margin Guardian Alert 911+ unit as well as higher shipping costs, which we are addressing this quarter.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 11, 2022 / 8:30PM GMT, Q2 2022 LogicMark Inc Earnings Call

Operating expenses were $3.1 million compared to $1.9 million in the same quarter last year. The increase in operating expenses was driven by the investment in sales personnel, higher bonus and sales commissions, increased marketing costs and the addition of resources to the organization to drive new product development as well as investing in our finance and administrative infrastructure.

Operating loss was $1.1 million this quarter versus an operating loss of $200,000 in the year ago quarter. That variance a result of the higher operating expenses. Net loss attributable to common shareholders was $1.2 million, flat with last year's quarter net loss of $1.2 million. Net loss per share for the quarter was $0.13 versus $0.22 in the same quarter last year. At quarter end, the company held $1.1 million in cash versus $12 million at the end of December of last year, and the company has no debt.

Chia-Lin Simmons LogicMark, Inc. - President, CEO, Secretary & Director

Thanks, Mark. As we wrap up the call, I want to leave you with a couple of key thoughts. As this trend to the elders segment continued to represent an increasing proportion of the total population, the $24 billion care economy will continue to expand, creating an opportunity for innovative tech companies to provide creative solutions to people who desire to age at home. LogicMark is increasingly becoming positioned to be a leader in this exciting market with our new IP and sales strategies. Our track record highlights our ability to follow through on our objectives and our ability to execute and succeed in penetrating this market, adding value to our stakeholders.

At this time, I will open the call to questions. Operator?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions)

Our first question comes from [Ariana Bernstein] with Alliance Global.

Unidentified Analyst -

This is Ariana on for Brian. Could you share the expected time line for new product releases, and describe some of those new products, specifically when will some of your innovative new products, including the monitor services, be commercially available for sale?

Chia-Lin Simmons LogicMark, Inc. - President, CEO, Secretary & Director

Sure. Great question. Thank you, [Ariana]. We are going -- you're going to see the first of connected products launching into our portfolio by the end of Q3 this year. And so -- and some of the first hardware designed -- newly designed harbor products probably by the end of Q1 of next year. So as we've mentioned in the past, we will continue to sort of stay within and continue to sell what has been best-selling products in our portfolio, which is our connected products. We believe firmly that there are fixed income as well as other low-income segments -- senior segments that really love and desire our products. I mean these products last 6 to 12 in a charge. They connect you directly to 911. That said, we are looking at our monitor products. And again, the first of these products, you'll see us potentially launch as early as Q3 of this year as well.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 11, 2022 / 8:30PM GMT, Q2 2022 LogicMark Inc Earnings Call

So when we talk about building newer innovative products from a hardware perspective, we really are focused on, first, building reference technology products into the purse space. And so in Q1, you'll see us looking at what does it mean to actually build an amazing purse product, wearable product. They don't have to be -- what looks like a race openers or around your neck. We believe that they should be something that those who are aging, the boomers, would want to wear on their bodies, and they actually should also utilize in advance -- first of all, advanced sort of work around machine learning on fall detection as well. And so you'll see some of those products roll out for our connected product that is launching in Q3. It will be a WiFi product that is -- that will be -- we will be using to replace our in-home products. And it will be the first to basically connect and bring data into the cloud so that we can actually continue to build on our ML technology.

Unidentified Analyst -

Okay. Great. And then can you talk about how the supply chain challenges, if at all, are impacting manufacturing and pricing of existing and new products?

Chia-Lin Simmons LogicMark, Inc. - President, CEO, Secretary & Director

Yes. Absolutely. I think that's a really great question. As we continue on to the second -- or actually the third year of COVID, we are continuing to see supply chain being impacted, overall, for every company that basically are in consumer electronics or utilize any chips, which is, in essence, just about every company from consumer products like ours to automakers and so forth. And so we are seeing component parts, quite candidly, skyrocket. We are definitively seeing slowdowns in sort of the supply chain to getting the products that we are looking for to our warehouses and to our manufacturing.

That said, we are very fortunate to be a small and nimble company. As we've mentioned in the past, we are not Apple, good or bad. And so we don't have to purchase 1 million IC chips out of time, right? Our ICs -- we're not buying at that volume. So our small-sized has given us the flexibility to go into the spot market and purchase those items and be on a sort of look out the prices sort of flux within the sort of spot marketplace so that we can actually capture them when they're at a low and then warehouse them for our needs.

And so we are -- it is impacting us to a certain degree that we had been, prior to the supply chain problem, taking on a little bit less inventory because we were able to capture some of those supplies in the supply chain a little bit easier. So you'll see us basically take on a little bit more inventory, purchasing ahead before we need to basically utilize some of these assets so that we can actually have them in hand. As -- again, the market face pricing is fluctuating, so we want to buy at a low, and we will hold those products so that we can have them for manufacturing. And so we're also seeing, as we mentioned in this particular call, shipping costs challenges. And so we are fixing those issues as well and looking out ways to dynamically look at the best shipping partner we can work with so that we can actually get products out to the hands of our customers as quickly as possible for a lower cost to us as possible. So we are seeing impact, no question about it, like every company in every industry.

But again, we're fortunate to be nimble and fast-moving as start-up with a ticker symbol. And so we've been able to sort of ride some of those issues. We are, however, very conscientious of some of the cost and the demands of the supply chain. So you will see us potentially looking at rolling out increases in the cost of our products.

Unidentified Analyst -

Okay. And my last question is, given the economic downturn, have you begun to see or expect to see any changes in demand for your products?

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 11, 2022 / 8:30PM GMT, Q2 2022 LogicMark Inc Earnings Call

Chia-Lin Simmons LogicMark, Inc. - President, CEO, Secretary & Director

Yes. I think that's a really great question. I think that when we look at demands for needs, we probably would end up (technical difficulty) 1 in 4 Americans, 65 (inaudible) doesn't change and or hasn't changed. And so we don't see a slowdown in demand of our product. In fact, we will see, as we've mentioned in sort of discussion of the market forces that we will see sort of continued increase in demand for our products because aging waits for no man. And so everybody continues to age and the need for security and safety remains (inaudible) [economic condition looks like]. I hope that answers your question.

Unidentified Analyst -

Yes.

Operator

(Operator Instructions)

I'll now turn the call back over to Chia-Lin for closing remarks.

Mark J. Archer LogicMark, Inc. - CFO

I think we may have lost Chia-Lin. She was on a cell phone today, and concerned about losing the signal. So on her behalf, I'd like to thank all of you who dialed in to listen to our call today, and we look forward to continuing to provide updates on our progress at the appropriate times. Thank you all very much.

Operator

This concludes today's conference call. You may now disconnect.

DISCLAIMER

Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes

In the conference calls upon which Event Briefs are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT BRIEFS REFLECTS REFINITIV'S SUBJECTIVE CONDENSED PARAPHRASE OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT BRIEF. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

©2022 Refinitiv. All Rights Reserved.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.